Exhibit 99.1

Great Elm Capital Corp. Announces Successful Completion of the Full Circle Capital Merger

New Management Focused on Delivering Stockholder Value

BOSTON, November 3, 2016 - Great Elm Capital Corp. (NASDAQ:GECC) today announced the successful completion of the merger between GECC and Full Circle Capital Corporation (“Full Circle”).

The transformational transaction more than doubles assets under management for the combined business development company (“BDC”), providing a platform for growth.  GECC intends to focus on strategies for thoughtfully growing its business, as the enhanced scale should enable GECC to support its distribution going forward, to opportunistically buy back shares at a discount and to invest in market dislocations.  GECC is 15% owned by Great Elm Capital Group, Inc. (NASDAQ:GEC), the parent of GECC’s investment manager.  This significant alignment of interest between the stockholders and the manager is expected to create both operational and financial focus on total stockholder return.

Management and Governance

GECC is managed by Great Elm Capital Management (“GECM”). GECM’s investment team has deployed more than $17 billion into more than 550 issuers across 20+ jurisdictions over its 14 year history under MAST Capital Management, LLC (“MAST”).  Led by Peter A. Reed, GECC’s Chief Executive Officer, GECM’s investment team has more than 100 years of aggregate experience financing and investing in leveraged middle market companies.  “Our opportunistic investment strategy seeks to identify compelling investments in the securities of leveraged issuers.  By focusing on catalyst-driven investments, we strive to deliver attractive risk-adjusted returns throughout the credit cycle,” said Mr. Reed.

GECC

Effective as of the close of trading today, November 3, 2016, Full Circle common shares will cease trading on the NASDAQ. Great Elm Capital Corp. common shares will begin trading on the NASDAQ under the new trading symbol “GECC” effective as of market open on Friday, November 4, 2016.

In connection with the merger, GECC assumed Full Circle’s 8.25% Notes due 2020, which continue to trade on the NASDAQ under the symbol FULLL.

Distribution

The exchange agent will distribute a cash distribution of $0.24 per share to Full Circle’s stockholders of record immediately prior to the effective time of the merger on November 3, 2016.  The merger agreement provides for payment of this special distribution not later than December 15, 2016.   Payment of the special distribution is, however, conditioned upon completion of a letter of transmittal, which will be provided to record holders, or book entry transfer of the former Full Circle shares.

Next Steps

As soon as practicable, GECC will publish its estimate of net asset value (“NAV”) after giving effect to the merger.  GECC is exploring opportunities to grow net asset value per share through making prudent investment decisions, thoughtfully increasing leverage and buying back shares at a discount to NAV.

GECC is in the process of implementing a $15 million, eighteen month stock buyback program in compliance with Rule 10b5-1.  GECC intends to instruct the brokers under the buyback program to make purchases if GECC’s shares are trading at less than ninety percent of the most recently published net asset value of GECC.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company that is focused on investing in the debt instruments of middle market companies.  GECC has elected to be regulated as a business development company under the Investment Company Act of 1940.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: conditions in the credit markets, the price of GECC common stock, performance of GECC’s portfolio and investment manager. There can be no assurance that the merger will in fact be consummated. Additional information concerning these and other factors can be found in GECC’s registration statement and proxy/prospectus. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this document or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Media & Investor Contact:

Meaghan Mahoney

+1 617 375-3006

meaghan@mastcapllc.com